Exhibit 10.44

English Translation

REAL  ESTATE  TRANSFER  AGREEMENT

between

MEC Grundstücksentwicklungs GmbH

with its seat in Oberwaltersdorf and the business address in Magna Strasse 1, 2522 Oberwaltersdorf registered in the commercial register of the commercial court Wiener Neustadt under FN 135317x

- hereinafter referred to as “Seller” -

and

MP MAGNA Projektentwicklungs GmbH & CO OEG

with its seat in 2522 Oberwaltersdorf  and the business address in  Magna Strasse 1, 2522 Oberwaltersdorf registered in the commercial register of the commercial court Wiener Neustadt under FN 280603b

- hereinafter referred to as “Purchaser”  -

- the Seller and the Purchaser are hereinafter collectively referred to as the “Parties” or the “Party”-

as follows:

1.         Facts - Property

1.1       The Seller is the registered sole owner of the following real estate:

1.1.1            EZ (folio number) 1257, land register (Grundbuch) 04112 Trumau, district court (Bezirksgericht) Ebreichsdorf, plots (Grundstücke) no. 1301 forest, with an area of 2.992 m² and no. 1302, farmland, forest and watercourses, with an area of 202.392 m², in total an area of 205.384 m²;

1.1.2            EZ (folio number) 1268, land register 04112 Trumau, district court Ebreichsdorf, plots no. 1303/2, roads, with an area of 2.390 m² and no. 1304/2, forest, with an area of 5.972 m², in total an area of 8.362 m²;

1.1.3            EZ (folio number) 1547, land register 04102 Ebreichsdorf, district court Ebreichsdorf, plot no. 578/5, farmland, with an area of 192.000 m²;

1.1.4            EZ (folio number) 1959, land register 04102 Ebreichsdorf, district court Ebreichsdorf, plots no. 581/1, forest, with an area of 6.323 m²; no. 586/1, farmland, forest, with an area of 248.661 m²; no. 586/2 farmland, forest, with an area of 91.354 m² (modification of area pending); no. 586/3, building land, farmland, forest, watercourses, roads, with an area of 1,611.105 m²; no. 586/4, farmland, forest, roads, with an area of 101.855 m²; no. 594/2, watercourses, with an area of 3.947 m²; no. 987/3, roads, with an area of 1.321 m²; no. 1043/4, roads, with an area of 292 m²; no. 1044/2, watercourses, with an area of 1.210 m² and no. 1044/4, watercourses, with an area  of 3.372 m², in total an area of 2,069.440 m²;

1.1.5            EZ (folio number) 1961, land register 04102 Ebreichsdorf, district court Ebreichsdorf, plots no. 581/5, forest, with an area of 1.203 m²; no. 582, farmland, forest, with an area of 136.803 m²; no. 583, watercourses, with an area of 3.168 m² and no. 584, forest, watercourses, with an area of 6.243 m², in total an area of 147.417 m².

1.2                     Pursuant to the division plan of ARGE VERMESSUNG BADEN, Zivilgeometer DI Ing. Frosch dated 14 December 2007, file no. 6636/07

1.2.1            the partial area (Trennstück) (1), with an area of 5.895 m², plot no. 584 (currently EZ 1961) will be merged with the new plot no. 584/1 8 (in future EZ 1961);

1.2.2            the partial area (Trennstück) (2), with an area of 348 m², plot no. 584 (currently EZ 1961) will be merged with the new plot no. 584/2 (in future EZ 1547);

1.2.3            the partial area (Trennstück) (3), with an area of 200.804 m², plot no. 586/3 (currently EZ 1959) will be merged with the new plot no. 586/5 (in future EZ 1547);

1.2.4            the partial area (Trennstück) (4), with an area of 40.075 m², plot no. 586/4 (currently EZ 1959) will be merged with the plot no. 1004/4 (continues to be EZ 1959);

1.2.5            the partial area (Trennstück) (5), with an area of 3.506 m², plot no. 586/4 (currently EZ 1959) will be merged with the plot no. 578/5 (in future EZ 1547);

1.2.6            the partial area (Trennstück) (6), with an area of 1.586 m², plot no. 1044/4 (currently EZ 1959) will be merged with the plot no. 578/5 (in future EZ 1547), and

1.2.7            the partial area (Trennstück) (7), with an area of 1.210 m², plot no. 1044/2 (currently EZ 1959) will be merged with the plot no. 1044/4 (in future EZ 1559).

1.3                     The following plots shall be sold and transferred pursuant to the terms and conditions of this Agreement:

1.3.1            EZ 1257, land register 04112 Trumau, district court Ebreichsdorf, plot no. 1301, with an area of 2.992 m² and plot no. 1302, with an area of 202.392 m², in total an area of 205.384 m²;

1.3.2            EZ 1268, land register 04112 Trumau, district court Ebreichsdorf, plot no. 1303/2,  with an area of 2.390 m² and no. 1304/2, with an area of 5.972 m², in total an area of 8.362 m²;

1.3.3            EZ 1547, land register 04102 Ebreichsdorf, district court Ebreichsdorf, plot no. 578/5, with an area of 197.092 m²; no. 584/2, with an area of 348 m² and no. 586/5, with an area of 200.804 m², in total an area of 398.244 m²;

1.3.4            EZ 1959, land register 04102 Ebreichsdorf, district court Ebreichsdorf, plot no. 581/1, with an area of 6.323 m²; no. 586/1, with an area of 248.661 m² and no. 1044/4, with an area of 43.071 m², in total an area of 298.055 m². For the avoidance of doubt, the Parties state that the plots no. 586/2, 586/3, 586/4, 594/2, 987/3, 1043/4 and 1044/2 after the division (section  1.2. and 5.) shall not be part of the Property..

These plots (section 1.3.1 till [including] 1.3.4) are hereinafter collectively referred to as the “Property”.

The Property has an area in total of approximately 910.045 m².

1.4                     The real estate pursuant to section 1.1 is affected with the encumbrances (“Encumbrances”) as set out in the attached extracts of the land registry (Exibit.1.4).

The Purchaser acknowledges the existence of the Encumbrances.

Upon the signing of this Agreement no plan, which shows the locality of the Encumbrances, exist. Therefore, the Parties could not yet confirm and agree, which of these Encumbrances would affect the Property.

The Seller shall submit upon its assignment and costs the respective plan(s) and shall obtain the respective duly signed statements from the beneficiary(ies) for the deletion of encumbrances in the land registry.

2.                            Sale and Transfer

2.1                     Seller sells and transfers the Property and Purchaser purchases and acquires the Property free and clear of registered and/or non-registered encumbrances and rights of third persons (except for Encumbrances) from Seller.

2.2                     The actual transfer and acquisition of the Property together with all rights (in particular, but not limited to any water rights, if any) and obligations, relating to the Property, Seller was or would have been entitled to, shall take place free of registered and/or non-registered encumbrances and rights of third parties (except Encumbrances) on the third Austrian bank working day, which follows the issuance of the final decree of the land transfer authority (“Effective Date”).

2.3                     Risks, hazards and benefits relating to the Property shall pass to Seller upon transfer pursuing to section 2.2.

2.4                     Any costs, taxes, charges and dues relating to the Property for periods after the Effective Date shall be borne by Purchaser.

3.                            Purchase Price

3.1                     The purchase price negotiated and mutually agreed between the Parties shall amount to EUR 20.000.000 (Euro twenty million).

3.2                     The Parties herby mutually and irrevocably state and agree, that the transfer and the sale of the Property pursuant this Agreement shall not be subject to the Value Added Tax Act (Umsatzsteuergesetz) (for clarification purposes: the Parties do not opt for the option pursuant to section 6 para 2 Austrian Value Added Tax Act).

3.3                     The Purchaser shall pay within three (3) bank working days as of execution of this Agreement and the notarization of the signatures of the Parties:

3.3.1                        a partial payment of EUR 18.051.164 (EUR eighteen million fifty one thousand one hundred sixty four) to the trustee-account held with ERSTE BANK der österreichischen Sparkassen,AG account number 407-101-613/55, bank code 20111, IBAN AT84 2011 1407 1016 1355 opened by the mutually appointed trustee-agent DORDA BRUGGER JORDIS Rechtsanwälte GmbH, 1010 Vienna, Dr. Karl Lueger-Ring 10;

3.3.2                        a partial payment of EUR 1.948.836 (EUR one million nine hundred forty eight thousand eight hundred thirty six) to the trustee-account held with ERSTE BANK der österreichischen Sparkassen, account number 407-101-613/56, bank code 20111, IBAN AT57 2011 1407 1016 1356, opened by the mutually appointed trustee-agent DORDA BRUGER JORDIS Rechtsanwälte GmbH, 1010 Vienna, Dr. Karl Lueger-Ring 10.

3.3.3                        the land transfer tax in the amount of EUR 700.000 as well as the court registration fee in the amount of EUR 200.000, in total an amount of EUR 900.000, to the account of the Trustee-Agent, held with Erste Bank der österreichischen Sparkassen AG, account number 280-369-386/06, bank code 20111, IBAN              AT622011128036938606.

3.4                     The Parties irrevocably empower and instruct the Trustee-Agent, after the credit entry of the purchase price (section 3.3.1 and 3.3.2) and the land transfer tax and the court registration fee (section 3.3.3) on the respective trustee-accounts and

3.4.1                        receipt of this duly signed and notarized Agreement, and

3.4.2                        receipt of the final and binding approval of the land transfer authority for the closing of this Agreement, and

3.4.3                        receipt of the duly signed and notarized statement issued by Raiffeisen-Landesbank Niederösterreich-Wien AG providing for the deletion of the blocking order relating to the maximum amount mortgage on plots 581/1, 586/1 and 1044/1 of EZ (folio number) 1959, C-LNR 19, and

3.4.4                        to pay without undue delay the land transfer tax and the registration fee calculated by the trustee-agent, or file the respective notification to the tax authorities, and

3.4.5                        the file the application with the land register for the registration of the Purchaser as owner of the Property, and

3.4.6                        the file the application with the land register for the deletion of the blocking order relating to the plots 581/1, 586/1 and 1044/4 of EZ (folio number) 1959, C-LNR 19 for the maximum amount of EUR 7,500.000, and

3.4.7                        after receipt of the final and binding decree from the land register providing for the registration of the Purchaser as owner of the Property free of any mortgages

                                                                                        (i)                                           transfer an amount of EUR 7.500.000 from the trustee-account pursuant to section 3.3.1 to the account of Seller held with Raiffeisen-Landesbank Niederösterreich-Wien AG, held, account-number 11-00.624.270, bank code 32.000

                                                                                        (ii)                                        transfer an amount of EUR 10.551.164 from the trustee-account pursuant to section 3.3.1 to the account of Seller, held with Bank Austria Creditanstalt AG, account-number 50662 658 101, bank code 12.000, and

                                                                                        (iii)                                     transfer an amount (or split in more partial amounts) of EUR 1.948.836 (EUR one million nine hundred fourty eight thousand eight hundred thirty six) from the trustee-account pursuant to section 3.3.2 in accordance with written pay-out instructions from the Purchaser to the Seller and/or third parties,

3.4.8                        and there after without undue delay close the trustee-accounts.

3.5                     The Seller shall be entitled to interest which accrue on the trustee-account pursuant to sections 3.3.1 and 3.3.2 minus Capital Transfer Tax und fees for the opening, maintaining and closing of this trustee-account, the remaining amount shall be paid to the Seller by the Trustee-Agent upon closure of this trustee-account to the account pursuant to section 3.4.7. The interest on such trustee-account is currently 3,268 % per anno.

The Purchaser shall be entitled to interest which accrue on the trustee-account pursuant to section 3.3.3 minus Capital Transfer Tax und fees for the opening, maintaining and closing of this trustee-account, the remaining amount shall be paid to the account designated by Seller in writing by the Trustee-Agent after the payment pursuant to section 3.4.4 has been made.

3.6                     The Trustee-Agent states that the trusteeship shall be subject to the provision of electronic trusteeship regime of the Bar Association.

4.                            Guarantees / Representations

4.1           The Seller represents and guarantees (echte Garantie, pursuant to section 880a second alternative ABGB), that the following statements relating to the Property are true and correct:

4.1.1                                    Title

The Seller is the registered sole owner of the Property.

4.1.2                                    Authorisation / Encumbrances

The Seller, as registered sole owner is entitled to dispose of the property pursuant to the terms of this Agreement. The Property shall transfer (except for Encumbrances) free of registered and/or non-registered encumbrances and rights of third parties to the Purchaser.

4.2                     The Seller represents, that the following statements relating to the Property are true and correct:

4.2.1                                    Area of Property

The Property has an area of approximately 910.045 m².

4.2.2                                    Decrees / Conditions

All conditions in connection with decrees have been fully complied with; all limitations have been complied with.

4.2.3                                    Building

No buildings are erected on the Property.

4.2.4                                    Proceedings

In relation to the Property no proceedings are pending, in particular no civil and/or administrative proceedings.

4.2.5                                Environment

To the best of the Seller’s knowledge, the Land is being used in accordance with all material applicable environmental laws, regulations and decrees. Seller is not aware of any facts that give rise to claims due to material non-compliance with applicable environmental laws, regulations and decrees.

To the best of Seller’s knowledge, no written or oral notice from the competent authorities has been received by Seller in relation to the Land for any claim related to the violation of material applicable environmental laws, regulations and decrees by Seller.

4.3                     The representations, guarantees and warranties shall be true and correct on the signing date and on the Effective Date.

4.4                     Guarantee and warranty claims pursuant to sections 4.1 and 4.2.5 of this Agreement shall become time — barred and forfeit within ten (10) years as of the Effective Date; warranty claims pursuant to sections 4.2.1 to 4.2.4 shall become time — barred and forfeit within three (3) years as of the Effective Date.

5.                            Authorisation to effect changes in the Land Register

The Seller hereby expressly and irrevocably agrees, that without further information and agreement, based on this Agreement the following changes can be made in the land register:

5.1                     EZ 1257, land register 04112 Trumau, district court Ebreichsdorf, plots no. 1301 and no. 1302, owned by MEC Grundstücksentwicklungs GmbH

5.1.1                        the registration of the title relating to EZ 1257, land register 04112 Trumau, district court Ebreichsdorf, plot no. 1301 and no. 1302 for

MP MAGNA Projektentwicklungs GmbH & Co OEG

Magna Strasse 1, 2522 Oberwaltersdorf

FN 280603b

5.2                       EZ 1268, land register 04112 Trumau, district court Ebreichsdorf, plots no. 1303/2 and no. 1304/2, owned by MEC Grundstücksentwicklungs GmbH

5.2.1                        the registration of the title relating to EZ 1268, land register 04112 Trumau, district court Ebreichsdorf, plot no. 1302/2 and no. 1304/2 for

MP MAGNA Projektentwicklungs GmbH & Co OEG

Magna Strasse 1, 2522 Oberwaltersdorf

FN 280603b

5.3                       EZ 1961, land register 04102 Ebreichsdorf, district court Ebreichsdorf, plot nos. 581/5, 582, 583 and 584, owned by MEC Grundstücksentwicklungs GmbH

5.3.1                        the split up of the partial area (Trennstück) (1) with an area of 5.895 m² of plot no. 584 and transfer of the registered rights and merger with the new plot no. 584/1, and

5.3.2                        the split up of the partial area (Trennstück) (2) with an area of 348 m² of plot no. 584 and transfer of the registered rights appreciation to EZ 1547, land register 04102 Ebreichsdorf, and merger with the new plot no. 584/2;

5.4                       EZ 1959, land register 04102 Ebreichsdorf, district court Ebreichsdorf, plot nos. 581/1, 586/1, 586/2, 586/3, 586/4, 594/2, 987/3, 1043/4, 1044/2 and 1044/4, owned by MEC Grundstücksentwicklungs GmbH

5.4.1                        the split up of the partial area (Trennstück) (3) with an area of 200.804 m² of plot no. 586/3 and the transfer of the registered rights appreciation to EZ 1547 land register 04102 Ebreichsdorf, district court Ebreichsdorf, and merger with the new plot no. 586/5;

5.4.2                        the split up of the partial area (Trennstück) (4) with an area of 40.075 m² of plot no. 586/4 and the transfer of the registered rights and merger with the new plot no. 1044/4; both plots within EZ 1959 land register 04102 Ebreichsdorf, district court Ebreichsdorf,

5.4.3                        the split up of the partial area (Trennstück) (5) with an area of 3.506 m² of plot no. 586/4 and the transfer of the registered rights appreciation to EZ 1547 land register 04102 Ebreichsdorf, district court Ebreichsdorf, and merger with the new plot no. 578/5;

5.4.4                        the split up of the partial area (Trennstück) (6) with an area of 1.586 m² of plot no. 1044/4 and the transfer of the registered rights appreciation to EZ 1547 and merger with the new plot no. 578/5; both plots are within EZ 1547 land register 04102 Ebreichsdorf, district court Ebreichsdorf;

5.4.5                        the split up of the partial area (Trennstück) (7) with an area of 1.210 m² of plot no. 1044/2 and the transfer of the registered rights and merger with the new plot no. 1044/4; both plots are within EZ 1959 land register 04102 Ebreichsdorf, district court Ebreichsdorf,

5.4.6

                                                a)            the split up of the plots 581/1, 586/1 and 1044/4 of EZ 1959, land register 04102 Ebreichsdorf, district court Ebreichsdorf,

                                                b)           the opening of a new EZ in the same land register for these plots,

                                                c)            hereunto the registration of the title for

MP MAGNA Projektentwicklungs GmbH & Co OEG

Magna Strasse 1, 2522 Oberwaltersdorf

FN 280603b

5.5                       EZ 1547, plot no. 587/5, wholly owned by MEC Grundstücksentwicklungs GmbH

5.5.1                        the establishment of the new plot 584/2 (refer to 5.3.2);

5.5.2                        the establishment of the new plot 586/5 (refer to 5.4.1);

5.5.3                        the merger of the partial area (Trennstück) (5) of plot 578/5 (refer to 5.4.3);

5.5.4                        the merger of the partial area (Trennstück) (6) of plot 578/5 (refer to 5.4.4), and

5.5.5                        the registration of the title relating to EZ 1547, plot nos. 587/5, 584/2 and 586/5 for

MP MAGNA Projektentwicklungs GmbH & Co OEG

Magna Strasse 1, 2522 Oberwaltersdorf

FN 280603b

6.                            Land transfer Approval — Rescission

6.1                     This Agreement is conditional upon the issuance of a final decree by the competent land transfer authority.

6.2                       The Purchaser is entitled to rescind this Agreement, if the final decree from the land transfer authority has not been issued before 31 July 2008.

6.3                       The Trustee-Agent shall repay the principal amounts credited with the trustee-accounts plus interest accrued thereon, minus Capital Transfer Tax und fees for the opening,

maintaining and closing of this trustee-account, to an account designated in writing by the Purchaser, provided, however, that the Purchaser has rescinded this Agreement.

7.                            Authorisation, Instruction

7.1                     The Parties authorise and instruct DORDA BRUGGER JORDIS Rechtsanwälte GmbH, Dr. Karl Lueger-Ring 10, 1010 Vienna, to take all actions necessary for the consummation of this Agreement, to represent each of them in proceedings before authorities and court in matters, directly or indirectly relating to this Agreement, in particular, but not limited to, in proceedings before the land transfer authority, the tax authority and the land register.

7.2                     Further, the parties in power and authorize DORDA BRUGGER JORDIS Rechtsanwälte GmbH, Dr. Karl Lueger-Ring 10, 1010 Vienna, free from the prohibition of double representation and self contracting, to arrange everything necessary concerning the registration in the land register, in particular but not limited to, to make all declarations and to file applications with the land registry, to apply for blocking orders concerning the intended sale of the real state pursuant to section 1, to establish applications and addendums to this agreement, also in form of notarial deeds, to file applications with courts and authorities, to amend or change these documents, and to receive mail and to settle everything necessary and useful relating to the sale of the afore mentioned plots.

7.3                     The authorizations according to section 3.4, section 7.1 and 7.2 expire with date of the registration of the title relating to the Property for the purchaser.

8.                            Statement by Purchaser

                                      Purchaser is an Austrian partnership (Offene Erwerbsgesellschaft; GmbH & Co OEG), with the seat in Oberwaltersdorf and registered with commercial register of the commercial court Wiener Neustadt; unlimited partner of the Purchase is MAGNA Metalforming AG with the seat in Oberwaltersdorf, registered in a commercial register of the commercial court Wiener Neustadt and MAGNA Projektentwicklungs GmbH with the seat in Oberwaltersdorf, registered in a commercial register of the commercial court Wiener Neustadt. Foreigners in the meaning of the Act on Land Transfer of the province of Lower Austria 2007 (Niederösterreichisches Grundverkehrsgesetzes 2007) do not hold a substantial share in Purchaser.

9.                            Miscellaneous

9.1                     This agreement correctly and fully sets out the agreement of the Parties; there are no oral agreements.

9.2                     Amendments and/or changes of this Agreement shall be made in writing to be effective; this shall also apply to any waiver of this written form requirement.

9.3                     The Parties confirm that the consideration of either Party is reasonable; and that the right to rescind this Agreement for whatsoever reasons and on whatsoever grounds is waived.

9.4                     If any term of this agreement becomes null, unenforceable and/or invalid, this shall not result in nullity, unenforceability and/or invalidity of the entire agreement. In this event, the parties shall endeavour to replace the null, invalid and/or unenforceable term by a valid and enforceable term that closes and reflects the purpose of term to be replaced.

9.5                     All rights and obligations arising out of this Agreement shall pass to the successors of the Parties and shall be transferred to such successors.

9.6                     Headings shall be for ease of reference only and shall in no way limit or modify such term.

9.7                     The Parties declare and agree that they have jointly drafted, drawn up and negotiated each term of this Agreement; this shall also apply, if the content and/or the construction of a term is unclear and/or ambiguous. The applicability of section 915 ABGB (Austrian Civil Code) is hereby expressly waived.

10.                     Costs / Fees

10.1                     All costs and fees related to the execution and the registration of this Agreement with the land register, in particular real estate transfer taxes, shall be born by Purchaser; Purchaser has also given the instruction to draw up this Agreement.

10.2                     Each Party shall bear the costs relating to the drawing up of this Agreement as well as relating to its advice.

11.                     Copies

This Agreement is executed in one single deed Purchaser shall be entitled to keep this deed after the registration in the land register. Seller shall receive a single copy.

Appendix

1.4                                extracts from the land register

Oberwaltersdorf, this day of 21 December 2007	Oberwaltersdorf, this day of 21 December 2007

on behalf of MEC Grundstücksentwicklungs GmbH	on behalf of MP MAGNA Projektentwicklungs GmbH & Co OEG

Manfred Rottensteiner Stefan Wierzbinski	Dietmar Perger Wolfgang Breitfuss